Exhibit 99.1

Press Release
www.shire.com

Director’s Share Dealing

February 20, 2014 - Shire plc (LSE: SHP, NASDAQ: SHPG) (the “Company”) announces it was notified today that on February 19, 2014, Graham Hetherington, the Company’s Chief Financial Officer, sold 40,000 Ordinary Shares in the Company (“Shares”) at an average sale price of £33.34251. The Shares were sold on the London Stock Exchange.

Following the above transaction, Mr Hetherington holds 52,089 Shares.

This notification is to satisfy the Company’s obligations under 3.1.4(R)(1)(a) of the Disclosure and Transparency Rules.

Tony Guthrie
Deputy Company Secretary

For further information please contact:

Investor Relations
Eric Rojas	erojas@shire.com	+1 781 482 0999
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

Notes to editors

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We provide treatments in Neuroscience, Rare Diseases, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX